SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2003

Metawave Communications Corporation
 (Exact name of Registrant as specified in its charter)

Delaware	0-24673	91-1673152
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15231 NE 95th Street
Redmond, WA 98052
 (Address of principal executive offices)(zip code)

(425) 702-5600
 (Registrant's telephone number, including area code)

10077248.02

Item 4.                Changes in Registrant´s Certifying Accountant

        On August 26, 2003, the Company received the resignation from Grant Thornton LLP, the Company´s independent auditors and such resignation was ratified and approved by the Company´s Board of Directors on October 1, 2003.

         Grant Thornton LLP has not issued a report on the Company´s consolidated financial statements for the past two fiscal years or any subsequent periods and as a result they have not provided an adverse opinion or disclaimer of opinion and since there were no reports, they are not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company´s two most recent fiscal years and the subsequent interim period preceding the resignation of Grant Thornton LLP, there were no disagreements with Grant Thornton LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to the satisfaction of Grant Thornton LLP would have caused Grant Thornton LLP to make reference to the matter in their report. There were no reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304(a)(1)(v). The Company has requested that Grant Thornton LLP furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated September 29, 2003, is filed as Exhibit 16.1 to this Form 8-K.

Item 7.                Financial Statements and Exhibits

(a) Exhibits. 16.1 Letter of Grant Thornton LLP dated September 29, 2003 regarding the disclosure contained in Item 4 of this report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METAWAVE COMMUNICATIONS CORPORATION (Registrant)

Date: October 1, 2003	By: /s/ Gary S. Flood Gary S. Flood Chief Executive Officer

10077248.02                                                                      -2-

INDEX TO EXHIBITS
Exhibit Number	Description
16.1	Letter from Grant Thornton LLP

10077248.02                                                                      -3-

Letter from Grant Thornton LLP                                 Exhibit 16.1

[Letterhead of Grant Thornton LLP]

September 29, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated August 26, 2003 of Metawave Communications Corporation and agree with the statements concerning our Firm contained therein.

Very truly yours,

          /s/ Grant Thornton LLP
     Grant Thornton LLP

10077248.02                                                                      -4-